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Exhibit (5)--Distribution Agreement by and among TIAA, the Registrant, and
Teachers Personal Investors Services, Inc., (as amended)



                                                                     EXHIBIT (5)



                    AMENDMENT TO THE DISTRIBUTION AGREEMENT
                                    FOR THE
                 CONTRACTS FUNDED BY TIAA SEPARATE ACCOUNT VA-1



         Amendment, dated November 3, 1997, to the Distribution Agreement for TIAA Separate Account VA-1 by and among Teachers Insurance and Annuity Association ("TIAA"), TIAA Separate Account VA-1 (the "Separate Account") and Teachers Personal Investors Services, Inc. ("TPIS") dated September 15, 1994 (the "Agreement"). The parties to the Agreement mutually agree that:



         Schedule A to the Agreement is hereby revised to read as follows:



         The amount payable monthly by TIAA and TPIS in consideration of the services performed by TPIS under this Agreement is 40 hundredths of one percent (0.40%) of the premiums (as that term is used in paragraph 5(a) of the Agreement) received by TIAA and allocated to the Separate Account under the Contracts during each month.



         IN WITNESS WHEREOF, TIAA, the Separate Account and TPIS have caused this amendment to be executed in their names and on their behalf and under their trust and corporate seals by and through their duly authorized officers on the day and year first above written.



TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA



By: /s/ Peter Clapman             Attest: /s/ Laura Bramson
    ------------------------              -----------------------



Title: Senior Vice President      Title:  Senior Counsel
       and Chief Counsel,                 -----------------------
       Investments
       ---------------------




TIAA SEPARATE ACCOUNT VA-1



By: /s/ Thomas G. Walsh           Attest: /s/ Laura Bramson
    ------------------------              -----------------------



Title: President                  Title:  Assistant Secretary
       ---------------------              -----------------------



TEACHERS PERSONAL INVESTORS SERVICES, INC.



By: /s/ Lisa Snow                 Attest: /s/ Laura Bramson
    ------------------------              -----------------------



Title: Secretary                  Title:  Assistant Secretary
       ---------------------              -----------------------